EXHIBIT 99.1

PART IV (3)

The Company anticipates that its financial condition and results of operations for the quarter ended March 31, 2017 will be significantly different from financial condition and results of operations for the quarter ended March 31, 2016 due to the acquisition of Wilshire Bancorp, Inc. (“Wilshire”) in July 2016. The Company acquired $4.63 billion in total assets from Wilshire at the time of the acquisition. The acquisition was accounted for using the acquisition method of accounting and, accordingly, Wilshire’s operating results have been included in the Company’s consolidated financial statements from the acquisition date. The Company’s first quarter 2017 financial results reflect the combined operations, whereas the financial results for first quarter 2016 relate to the BBCN Bancorp, Inc. on a standalone basis. As a result, the Company’s 2017 financial results may not be comparable to financial results in prior period.

Forward-Looking Statements

This Notification of Late Filing on Form 12b-25 may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about future performance of the Company, as well as the businesses and markets in which the Company operates. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, involve certain risks, uncertainties and assumptions that are difficult to assess and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 12b-25. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.